Exhibit 99.1

NEWS RELEASE

BURGER KING WORLDWIDE, INC. ELEVATES COMPANY’S TOP TALENT AS C.E.O.

BERNARDO HEES AND C.F.O. DANIEL SCHWARTZ ASSUME NEW ROLES WITHIN BKW

Succession Plan Has Executive Team Well Positioned to

Lead Company for Long-Term Profitable Growth

Miami – April 11, 2013 – Burger King Worldwide, Inc. (NYSE: BKW) today announced an evolution of its senior management team as Chief Executive Officer Bernardo Hees and Chief Financial Officer Daniel Schwartz assume new roles within the company. With a succession plan firmly in place, additional changes to BKW’s senior management team are a testament to the depth and breadth of the company’s leadership team as well as to the company’s commitment to developing top-performing talent within the organization.

Since 2010, under the direction of Mr. Hees and Mr. Schwartz, the company’s leadership team has led a global transformation of the BURGER KING® brand that continues to position the company for long-term growth. The company strategy will remain the same, focused on aggressive international growth and the “Four Pillar” strategy in North America.

Effective immediately, the following executives have been appointed to new and/or expanded roles:

Bernardo Hees will continue to serve as Chief Executive Officer until the earlier of the completion of the acquisition of H.J. Heinz Company (NYSE:HZN) or July 1, 2013, at which point he will be appointed to the role of Vice Chairman, Board of Directors. Mr. Hees will continue to serve on BKW’s Executive Committee.

Upon completion of the Heinz transaction, Mr. Hees will assume the new role of Chief Executive Officer, H.J. Heinz Company.

Daniel Schwartz is appointed to the role of Chief Operating Officer, reporting to Mr. Hees. In this new role, the company’s senior management team will report directly to Mr. Schwartz. On July 1, 2013, Mr. Schwartz will be appointed to the role of Chief Executive Officer, reporting to the BKW Board of Directors and working closely with Executive Chairman Alex Behring.

Since 2010, Mr. Schwartz has served as the company’s Chief Financial Officer. During this time, he has successfully led many of the company’s key global initiatives, including: an aggressive international growth plan with new master franchise partnerships in China, Russia and Brazil; the North America restaurant image transformation program; and the company’s return to the New York Stock Exchange in June 2012.

Prior to joining BKW, as a Partner at 3G Capital, Mr. Schwartz was responsible for sourcing, analyzing and executing the firm’s acquisition of BKW.

Joshua Kobza will succeed Mr. Schwartz as Chief Financial Officer. In this role, Mr. Kobza will manage the company’s global finance function including, finance, accounting and real estate.

Mr. Kobza was previously Senior Vice President, Global Finance, responsible for treasury, financial planning and analysis and investor relations. He joined the company in June 2012 and will continue to report to Mr. Schwartz.

Steve Wiborg is promoted to the role of Chairman, North America. In this elevated role, Mr. Wiborg will be responsible for managing the company’s North America franchise efforts. More importantly, he will focus on the brand’s long-term strategies for North America. Mr. Wiborg will report to both the CEO and Vice Chairman of the BKW Board of Directors.

A member of the BURGER KING® system for more than 25 years, Mr. Wiborg was most recently Executive Vice President and President, North America. In that role, he was instrumental in leading the company’s “Four Pillar” strategy for North America, including the most expansive menu overhaul in the BURGER KING® brand’s history.

Succeeding Mr. Wiborg is Alex Macedo, who takes on the role of President, North America. In this role, Mr. Macedo will lead the North America business and will report to both Mr. Schwartz and Mr. Wiborg.

Since joining the company in 2011, Mr. Macedo has been a driving force of the brand relaunch in North America. Most recently, as Senior Vice President and General Manager, United States, he worked closely with the company’s field teams and with franchisees to improve the BURGER KING® guest experience. In his previous role as Senior Vice President, North America Marketing, Mr. Macedo led the company’s marketing efforts for the largest menu overhaul in the brand’s history.

Other changes to the Executive Team include Rodrigo Musiello who is elevated to the role of Executive Vice President, Global Operations and Jose Dias who will assume the role of Executive Vice President, Global Development and President, Latin America and the Caribbean. Both Mr. Musiello and Mr. Dias will report directly to Mr. Schwartz.

“When I first took on the role of CEO nearly three years ago, I knew that building a solid and deep leadership team was critical for our long-term success. Today, that seasoned team begins the transition with the depth of institutional experience necessary to move the company forward,” said Bernardo Hees, CEO, Burger King Worldwide, Inc. “As I prepare to begin a new and exciting chapter in my life, I am confident this dynamic group will continue to grow the BURGER KING® brand and, as Vice Chairman, I will stay a part of this great story.”

“In a short time, this management team has positioned the brand for long-term profitable growth,” said Daniel Schwartz, Chief Operating Officer. “I am confident in our strategy for maintaining our momentum and in the power of the BURGER KING® brand globally.”

As a result of these changes, Mr. Hees will not be selling any BKW shares. He, along with 3G Capital, BKW’s primary shareholder group, remain committed to the BURGER KING® brand for the long-term. Alex Behring will remain actively involved in the business as Executive Chairman, BKW Board of Directors.

Media:

Miguel Piedra, Global Communications

(305) 378-7277

mediainquiries@whopper.com

Investors:

Rahul Ketkar, Investor Relations

(305) 378-7696; investor@whopper.com

About Burger King Worldwide, Inc.

Founded in 1954, BURGER KING® (BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in nearly 13,000 locations serving over 11 million guests daily in 86 countries and territories worldwide. Approximately 97 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, Inc, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

About 3G Capital

3G Capital is a global investment firm focused on long-term value, with a particular emphasis on maximizing the potential of brands and businesses. The firm and its partners have a strong history of generating value through operational excellence, board involvement, deep sector expertise and an extensive global network. 3G Capital works in close partnership with management teams at its portfolio companies and places a strong emphasis on recruiting, developing and retaining top-tier talent. 3G Capital’s main office is in New York City. For more information on 3G Capital, please go to http://www.3g-capital.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our expectations and belief about the ability of the new management team to grow the BURGER KING® brand; our expectations and belief regarding the ability of the BURGER KING® brand to achieve long-term profitable growth; and our expectations and belief about our strategy for maintaining our momentum. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Important factors could cause actual events to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, those risk factors set forth in our filings with the Securities and Exchange Commission. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements as predictions of future events. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.